Exhibit 99.1

        Transport Corporation of America Reports Third Quarter Results

    MINNEAPOLIS, Oct. 27 /PRNewswire-FirstCall/ -- Transport Corporation of America, Inc. (Nasdaq: TCAM) today announced revenues for the third quarter 2004 of $65.7 million, compared to revenues of $64.1 million for the third quarter 2003, an increase of 2.5 percent. Excluding fuel surcharge revenues, revenues decreased 1.5 percent to $60.9 million in the third quarter 2004 from $61.8 million in the same period of 2003.
    Third quarter's net earnings were $36,000 or $0.01 per diluted share, compared with 2003 third quarter net earnings before cumulative effect of change in accounting principle of $1.0 million, or $0.15 per diluted share. The 2003 third quarter results included a pretax gain of $1.3 million
($0.8 million after taxes, or $0.11 per diluted share), related to the sale of the Company's Clarksville maintenance facility.
    During the third quarter 2003, the Company adopted the provisions of the Financial Accounting Standards Board's Interpretation No. 46 (FIN No. 46), "Consolidation of Variable Interest Entities," as it relates to the Company's leased corporate office facility. Accordingly, the Company recorded an after-tax charge for cumulative effect of change in accounting principle of $1.1 million as part of the initial adoption of this Interpretation. Including the cumulative-effect adjustment, the Company reported a net loss of $46,000, or $0.01 per share, for the third quarter 2003.
    Michael Paxton, Chairman, President and Chief Executive Officer, commented, "While our underlying business fundamentals and the demand for freight continues to remain very strong, the Company experienced an unfortunate increase in accident costs in the third quarter. Insurance, claims and damage expense was $3.9 million, or 6.0% of revenue, during the third quarter 2004 compared to $2.4 million, or 3.8% of revenue, for the same period 2003. This increase is primarily due to several serious accidents that occurred during the quarter. While we are disappointed with the increased accident costs, we believe this to be an anomaly. Our record based on accidents per million miles continues to be one of the best in the industry."
    "Our operating statistics continue to demonstrate the merits of focusing on lane density and balance," Paxton noted. "Revenue per tractor per week, excluding fuel surcharge, increased by 5.8 percent to $2,882 for the third quarter 2004 compared to $2,725 for the same period 2003. Revenue per loaded mile, excluding fuel surcharge, increased by 5.6 percent to $1.50 for the third quarter 2004 compared to $1.42 for the same period 2003. This marks the seventh consecutive quarter we have experienced an increase in our average revenue per loaded mile." (The financial tables at the end of this release reconcile the differences between these non-GAAP financial measures excluding fuel surcharges and the most directly comparable GAAP measures including fuel surcharges.)
    Paxton continued, "The industry's major challenge continues to be that the tight driver hiring market and the limited availability of owner operator capacity limits the amount of freight we are able to haul. At the end of the third quarter of 2004, the Company had 151 fewer tractors on the road than at the end of the third quarter 2003, which is due entirely to attrition in our independent contractor fleet. We have taken steps to increase our company-owned fleet and attract independent contractors through an expanded lease-to-own program, which we believe will increase our overall seated capacity."
    Paxton further noted, "Even though the Company faced challenges in the third quarter related to seated capacity and increased accident costs, we continued to focus on improving the balance sheet. The Company again used cash generated from operations to pay down an additional $0.3 million in debt during the quarter. At September 30, 2004, our total outstanding debt balance was $51.0 million compared to $65.0 million at September 30, 2003. At September 30, 2004, the Company also had $5.4 million in cash compared to $0.1 million at September 30, 2003. These funds will be used to reduce the amount of financing required to replace revenue equipment or to continue to purchase and retire Company stock."

    Year-To-Date Results
    For the nine-month period ended September 30, 2004, Transport America announced revenues of $193.1 million, compared with 2003 year-to-date revenues of $196.8 million. Excluding fuel surcharge revenues, revenues decreased 3.7% to $181.3 million for the nine-month period ended September 30, 2004 from $188.3 million in the same period of 2003.
    Net earnings for the nine-month period were $0.9 million, or $0.13 per diluted share, compared with a 2003 net loss before cumulative effect of change in accounting principle of $0.2 million, or $0.03 per share. As discussed above, the Company also recorded a charge for cumulative effect of a change in accounting principle of $1.1 million, or $0.15 per share, as part of the adoption of FIN No. 46, and an additional charge of $64,000, or $0.01 per share, for a change in accounting principle relating to environmental disposal costs on tires. Including the cumulative-effect adjustments, the Company reported a year-to-date net loss of $1.4 million, or $0.20 per share, for the nine-month period ending September 30, 2003.
    Included in the 2004 results is an after-tax impairment charge of $114,000, or $0.02 per diluted share, related to the difference between the Company's current rent on a portion of its headquarters facility and the expected rental income from a multi-year sub-lease agreement entered into during the second quarter. Included in 2003 results are a non-cash, after-tax benefit of $167,000, or $0.02 per share, for a change in estimate related to the impairment of revenue equipment recorded in 2002. 2003 results also include increased insurance and claims cost relating to claims settlements.
    The Company will host a conference call and webcast today, October 27, 2004 at 10:00 a.m. Central Time. The Internet broadcast can be accessed at the Company's website, http://www.transportamerica.com , or at http://www.companyboardroom.com .

    About Transport America
    Transport Corporation of America, Inc., based in the Minneapolis - St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Transport America focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and information systems.

    This news release contains forward-looking statements regarding the Company. The Company wishes to caution readers not to place undue reliance on any forward-looking statements which speak only as of the date made. The following important factors, among other things, in some cases have affected and in the future could affect the Company's actual results and could cause the Company's actual financial performance to differ materially from that expressed in any forward-looking statement: (1) the highly competitive conditions that currently exist in the Company's market and the Company's ability to compete, (2) the Company's ability to recruit, train, and retain qualified drivers, (3) increases in fuel prices, and the Company's ability to recover these costs from its customers, (4) the impact of environmental standards and regulations on new revenue equipment, (5) changes in governmental regulations applicable to the Company's operations, (6) adverse weather conditions, (7) accidents, (8) the financing and resale market for used revenue equipment, (9) changes in interest rates, (10) cost of liability insurance coverage, (11) changes in safety rating by Regulatory authorities, and (12) downturns in general economic conditions affecting the Company and its customers. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise or update any previously made forward-looking statements. Unanticipated events are likely to occur.

                        Financial Tables to Follow...



                     TRANSPORT CORPORATION OF AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             Three and Nine Months ended September 30, 2004 and 2003
               (In thousands, except share and per share amounts)


                                                        Three Months
                                                        (Unaudited)
                                                   2004              2003
                                              Amount     %      Amount     %

    Operating revenues                       $65,730  100.0    $64,069  100.0

    Operating expenses:
      Salaries, wages, and benefits           19,888   30.3     17,019   26.6
      Fuel, maintenance, and other expense    11,354   17.3      9,524   14.9
      Purchased transportation                19,496   29.7     22,914   35.8
      Revenue equipment leases                   347    0.5        274    0.4
      Depreciation and amortization            5,988    9.1      6,342    9.9
      Insurance, claims, and damage            3,931    6.0      2,430    3.8
      Taxes and licenses                       1,142    1.7      1,118    1.7
      Communication                              441    0.7        565    0.9
      Other general and administrative
       expenses                                2,343    3.6      2,271    3.5
      Impairment of revenue equipment            -      -          -      -
      Impairment of sublease office space        -      -          -      -
      Gain on disposition of equipment           -      -       (1,321)  (2.1)
            Total operating expenses          64,930   98.8     61,136   95.4

        Operating income                         800    1.2      2,933    4.6

    Interest expense, net                        756    1.2      1,079    1.7

        Earnings (loss) before income
         taxes and cumulative effect of change
         in accounting principle                  44    0.1      1,854    2.9

    Income tax provision (benefit)                 8    0.0        811    1.3

       Earnings (loss) before cumulative
        effect of change in accounting
        principle                                 36    0.1      1,043    1.6

    Cumulative effect of change in
     accounting principle, net of tax effect     -      -       (1,089)  (1.7)

        Net earnings (loss)                      $36    0.1       $(46)  (0.1)


    Earnings (loss) per common share - basic
        Before cumulative effect of change
             in accounting principles          $0.01             $0.15
        Net earnings  (loss) per share         $0.01            $(0.01)

    Earnings (loss) per common share - diluted
        Before cumulative effect of change
             in accounting principles          $0.01             $0.15
        Net earnings  (loss) per share         $0.01            $(0.01)

    Average common shares outstanding
        Basic                              6,523,417         7,141,730
        Diluted                            6,655,208         7,175,792


                                                        Nine Months
                                                        (Unaudited)
                                                   2004              2003
                                              Amount     %      Amount     %

    Operating revenues                      $193,105  100.0   $196,808  100.0

    Operating expenses:
      Salaries, wages, and benefits           57,365   29.7     53,965   27.4
      Fuel, maintenance, and other expense    31,005   16.1     30,057   15.3
      Purchased transportation                60,321   31.2     70,452   35.8
      Revenue equipment leases                   892    0.5        797    0.4
      Depreciation and amortization           17,693    9.2     18,967    9.6
      Insurance, claims, and damage            9,824    5.1      8,827    4.5
      Taxes and licenses                       3,391    1.8      3,433    1.7
      Communication                            1,339    0.7      1,661    0.8
      Other general and administrative
       expenses                                7,226    3.7      7,341    3.7
      Impairment of revenue equipment            -      -         (278)  (0.1)
      Impairment of sublease office space        190   0.10        -      0.0
      Gain on disposition of equipment           (22) (0.01)    (1,317)  (0.7)
            Total operating expenses         189,224   98.0    193,905   98.5

        Operating income                       3,881    2.0      2,903    1.5

    Interest expense, net                      2,406    1.2      3,199    1.6

        Earnings (loss) before income
         taxes and cumulative effect of change
         in accounting principle               1,475    0.8       (296)  (0.2)

    Income tax provision (benefit)               573    0.3        (48)  (0.0)

       Earnings (loss) before cumulative
        effect of change in accounting
        principle                                902    0.5       (248)  (1.0)

    Cumulative effect of change in
     accounting principle, net of tax effect     -      -       (1,153)   -

        Net earnings (loss)                     $902    0.5    $(1,401)  (1.0)


    Earnings (loss) per common share - basic
        Before cumulative effect of change
             in accounting principles          $0.13            $(0.03)
        Net earnings  (loss) per share         $0.13            $(0.20)

    Earnings (loss) per common share - diluted
        Before cumulative effect of change
             in accounting principles          $0.13            $(0.03)
        Net earnings  (loss) per share         $0.13            $(0.20)

    Average common shares outstanding
        Basic                              6,788,123         7,181,356
        Diluted                            6,904,551         7,181,356



                     TRANSPORT CORPORATION OF AMERICA, INC.
                                 BALANCE SHEETS
                           September 30, 2004 and 2003
                                 (In thousands)
                                    Unaudited

                                     ASSETS

                                                      2004              2003
    Current Assets:
      Cash and cash equivalents                     $5,415              $124
      Trade receivables, net of allowances          27,721            26,966
      Other receivables                              2,450             1,924
      Operating supplies                               853               849
      Deferred income taxes                          6,516             5,537
      Prepaid expenses                               2,655             2,908
    Total Current Assets                            45,610            38,308

    Revenue Equipment, At Cost                     183,751           189,307
      Less: accumulated depreciation               (82,664)          (82,995)
    Revenue Equipment, Net                         101,087           106,312

    Property and Other Equipment:
      Land, buildings, and improvements             16,369            28,789
      Other equipment                               21,338            23,324
      Less: accumulated depreciation               (18,275)          (19,067)
    Property and Other Equipment, Net               19,432            33,046

    Revenue, Property and Other Equipment, Net     120,519           139,358

    Other Assets, Net                                  945             2,229

    Total Assets                                  $167,074          $179,895

    LIABILITIES AND STOCKHOLDERS' EQUITY
                                                      2004              2003
    Current Liabilities:
      Current maturities of long-term debt          $8,544           $22,359
      Current maturities of capital lease
       obligations                                   8,984             4,147
      Accounts payable                               9,551             6,420
      Checks issued in excess of cash balances       1,295             3,107
      Due to independent contractors                 1,386             2,587
      Accrued expenses                              22,759            19,237
    Total Current Liabilities                       52,519            57,857

    Long-Term Debt & Capital Lease Obligations
      Long-term debt, less current maturities       28,549            24,467
      Capital lease obligations, less
       current maturities                            4,947            14,049
    Total Long-Term Debt
      & Capital Lease Obligations                   33,496            38,516

    Deferred Income Taxes                           25,949            25,143

    Shareholders' Equity:
      Common stock                                      65                72
      Additional paid-in capital                    25,402            29,888
      Retained earnings                             29,643            28,419
    Total Shareholders' Equity                      55,110            58,379

    Total Liabilities and Shareholders' Equity    $167,074          $179,895



                      TRANSPORT CORPORATION OF AMERICA, INC.
                Selected Consolidated Financial and Operating Data
             Three and Nine Months Ended September 30, 2004 and 2003

                                             Three Months        Nine Months
                                            2004     2003      2004      2003
    Operating Statistics
        Company tractors, seated             918      823       918       823
        Company tractors, other              116      212       116       212
        Independent contractor               625      775       625       775
        Total tractors (at end of period)  1,659    1,810     1,659     1,810
        Trailers (at end of period)        4,992    5,109     4,992     5,109

        Average company tractors in
         service                           1,548    1,657     1,547     1,749
        Total loaded miles (000's)        39,945   43,041   120,621   132,935
        Total miles (000's)               44,996   48,027   135,281   148,228

        Freight revenue per tractor per
         week*                            $2,882   $2,725    $2,865    $2,687
        Fuel surcharge per tractor per
         week                               $231     $103      $188      $122
        Operating revenue per tractor
         per week                         $3,113   $2,828    $3,053    $2,809

        Freight revenues per loaded
         mile*                            $1.497   $1.417    $1.483    $1.401
        Fuel surcharge per loaded mile $0.120 $0.053 $0.097 $0.064 Operating revenues per loaded
         mile                             $1.617   $1.470    $1.580    $1.465

        Freight revenues per mile*        $1.329   $1.270    $1.322    $1.257
        Fuel surcharge per mile           $0.106   $0.048    $0.087    $0.057
        Operating revenues per mile       $1.435   $1.318    $1.409    $1.314

        Average empty mile percentage      11.2%    10.4%     10.8%     10.3%
        Average length of haul, all miles    681      714       687       725
        Average annual revenues per non-
         driver employee (000's)            $649     $633      $636      $635

    Financial Data (000's)
        Freight revenue (excluding fuel
         surcharge)                      $59,797  $60,977  $178,845  $186,261
        Fuel surcharge revenue             4,785    2,302    11,767     8,467
        Operating revenue (including
         fuel surcharge)                 $64,582  $63,279  $190,612  $194,728
        Logistics revenue                  1,148      790     2,493     2,080
        Total revenue                    $65,730  $64,069  $193,105  $196,808

        Capital expenditures, net of
         proceeds                        $11,108   $6,566   $13,650    $6,952
        Total debt and capital lease
         obligations                     $51,024  $65,022   $51,024   $65,022

        * Excluding fuel surcharge

SOURCE  Transport Corporation of America, Inc.
    -0-                             10/27/2004
    /CONTACT: Michael Paxton, Chairman, President and CEO, or Keith Klein, Chief Financial Officer, both of Transport Corporation of America, Inc., +1-651-686-2500/
    /Web site:  http://www.transportamerica.com /
    (TCAM)

CO:  Transport Corporation of America, Inc.
ST:  Minnesota
IN:  TRN
SU:  ERN CCA